Phillips Edison & Company Reports
Second Quarter 2026 Results

CINCINNATI - July 23, 2026 - Phillips Edison & Company, Inc. (Nasdaq: PECO) (“PECO” or the “Company”), one of the nation’s largest owners and operators of high-quality, grocery-anchored neighborhood shopping centers, today reported financial and operating results for the period ended June 30, 2026 and provided updated 2026 earnings guidance. For the three and six months ended June 30, 2026, net income attributable to stockholders was $41.1 million, or $0.33 per diluted share, and $71.5 million, or $0.56 per diluted share, respectively.

Highlights for the Second Quarter and Subsequent
•Reported Nareit FFO of $0.67 per diluted share, representing 8.1% year-over-year growth
•Reported Core FFO of $0.69 per diluted share, representing 7.8% year-over-year growth
•Increased same-center NOI year-over-year by 3.8%
•The increased midpoint of full year 2026 Nareit FFO per diluted share guidance represents 6.3% year-over-year growth
•The increased midpoint of full year 2026 Core FFO per diluted share guidance represents 6.2% year-over-year growth
•The increased midpoint of full year 2026 same-center NOI guidance represents 3.7% year-over-year growth
•Increased full year 2026 gross acquisitions guidance reflects a range of $500 million to $600 million
•Reported strong leased portfolio occupancy of 97.3% and same-center leased portfolio occupancy of 97.5%
•Reported record-high leased inline occupancy and record-high same-center leased inline occupancy of 95.5%
•Executed comparable portfolio new leases at a rent spread of 33.7% and comparable inline new leases at a rent spread of 32.2% during the quarter
•Executed comparable portfolio and inline renewal leases at a rent spread of 21.2% during the quarter
•Acquired six shopping centers and one outparcel for a total of $152.4 million at PECO’s total prorated share and sold $64.6 million in assets
•Generated net proceeds of $85.3 million through the issuance of 2.0 million common shares at a gross weighted average price of $42.06 per common share through PECO’s ATM program
•Subsequent to quarter end, sold $39.7 million in assets
•Subsequent to quarter end, generated net proceeds of $6.4 million through the issuance of 0.2 million common shares at a gross weighted average price of $42.20 per common share through PECO’s ATM program

Management Commentary
Jeff Edison, Chairman and Chief Executive Officer of PECO stated: “Our second quarter results demonstrate the strength of PECO’s high-quality portfolio and our ability to convert strong operating fundamentals into long-term earnings growth. We continue to generate Alpha through occupancy gains, acquisitions, rent spreads, retention, development, redevelopment and portfolio recycling. We are able to do this while maintaining balance sheet discipline and a thoughtful approach to investing that have always defined PECO.”

Edison added: “Our confidence in our business is reflected in our increased guidance. The increased midpoint of 2026 Core FFO per diluted share guidance represents 6.2% year-over-year growth, and increased 2026 gross acquisitions guidance reflects a range of $500 million to $600 million. We are well positioned for strong growth in 2027 and beyond. We believe PECO offers investors a compelling opportunity for more Alpha with less Beta.”

Financial Results
Net Income
Second quarter 2026 net income attributable to stockholders totaled $41.1 million, or $0.33 per diluted share, compared to net income of $12.8 million, or $0.10 per diluted share, during the second quarter of 2025.

For the six months ended June 30, 2026, net income attributable to stockholders totaled $71.5 million, or $0.56 per diluted share, compared to net income of $39.1 million, or $0.31 per diluted share, for the same period in 2025.

Nareit FFO
Second quarter 2026 funds from operations attributable to stockholders and operating partnership (“OP”) unit holders as defined by Nareit (“Nareit FFO”) increased 9.0% to $93.7 million, or $0.67 per diluted share, compared to $86.0 million, or $0.62 per diluted share, during the second quarter of 2025.
For the six months ended June 30, 2026, Nareit FFO increased 6.6% to $186.6 million, or $1.34 per diluted share, compared to $175.1 million, or $1.26 per diluted share, during the same period in 2025.

Core FFO
Second quarter 2026 core funds from operations attributable to stockholders and OP unit holders (“Core FFO”) increased 8.3% to $95.5 million, or $0.69 per diluted share, compared to $88.2 million, or $0.64 per diluted share, during the second quarter of 2025.
For the six months ended June 30, 2026, Core FFO increased 7.2% to $191.9 million, or $1.38 per diluted share, compared to $179.0 million, or $1.29 per diluted share, for the same period in 2025.

Same-Center NOI
Second quarter 2026 same-center net operating income (“NOI”) increased 3.8% to $120.6 million, compared to $116.2 million during the second quarter of 2025.
For the six months ended June 30, 2026, same-center NOI increased 3.7% to $242.1 million, compared to $233.6 million during the same period in 2025.

Portfolio Overview
Portfolio Statistics
As of June 30, 2026, PECO’s wholly-owned portfolio consisted of 302 properties, totaling approximately 33.9 million square feet, located in 31 states. This compared to 303 properties, totaling approximately 34.0 million square feet, located in 31 states as of June 30, 2025.
Leased portfolio occupancy was 97.3% as of June 30, 2026, compared to 97.4% as of June 30, 2025. Same-center leased portfolio occupancy was 97.5% as of June 30, 2026, compared to 97.6% as of June 30, 2025.
Leased anchor occupancy was 98.4% as of June 30, 2026, compared to 98.9% as of June 30, 2025. Same-center leased anchor occupancy was 98.5% as of June 30, 2026, compared to 99.0% as of June 30, 2025.
Leased inline occupancy was a record-high 95.5% as of June 30, 2026, compared to 94.8% as of June 30, 2025. Same-center leased inline occupancy was a record-high of 95.5% as of June 30, 2026, compared to 95.0% as of June 30, 2025.

Leasing Activity
During the second quarter of 2026, a record-high 304 leases were executed totaling approximately 1.2 million square feet. This compared to 276 leases executed totaling approximately 1.4 million square feet during the second quarter of 2025.
For the six months ended June 30, 2026, 550 leases were executed totaling approximately 2.8 million square feet. This compared to 510 leases executed totaling approximately 2.9 million square feet during the same period in 2025.
During the second quarter of 2026, comparable rent spreads, which represent the percentage increase of a lease to the expiring lease of a unit that was occupied within the past twelve months, were 21.2% for renewal leases, 33.7% for new leases and 24.8% combined.
Comparable rent spreads during the six months ended June 30, 2026 were 34.5% for new leases, 21.2% for renewal leases and 24.6% combined.

Transaction Activity - Wholly-Owned
During the second quarter of 2026, the Company acquired $141.4 million in assets, which included five shopping centers. The Company expects to drive value in these assets through occupancy increases and rent growth, as well as potential future development of ground-up outparcel retail spaces.
The second quarter 2026 acquisitions included:
•Renton Highlands Shopping Center, a 54,008 square foot shopping center anchored by Safeway located in a Seattle, Washington suburb.
•Prairieview Center, a 118,171 square foot shopping center anchored by Lunds & Byerlys located in a Minneapolis, Minnesota suburb.
•Firethorne Plaza, a 29,986 square foot Everyday Retail™ center located in a Houston, Texas suburb.
•Shops at Prosper Trail, a 86,698 square foot shopping center anchored by Kroger located in a Dallas, Texas suburb.
•Chaska Commons, a 155,543 square foot shopping center anchored by Cub Foods located in a Minneapolis, Minnesota suburb.
During the same period, the Company sold $64.6 million in assets, which included two shopping centers and one land parcel.
For the six months ended June 30, 2026, the Company acquired $266.9 million in assets, which included ten shopping centers and one land parcel. During the same period, $86.9 million in assets were sold, which included four shopping centers and one land parcel.
Subsequent to quarter end, the Company sold three shopping centers for $39.7 million.

Transaction Activity - Joint Venture
During the second quarter of 2026, the Company acquired $11.0 million in assets at PECO’s total prorated share, which included one shopping center and one outparcel.
The second quarter 2026 acquisition included:
•Oracle Crossing, a 265,148 square foot shopping center anchored by Sprouts located in a Tucson, Arizona suburb, acquired through Necessity Retail Venture LLC.

Balance Sheet Highlights
As of June 30, 2026, the Company had approximately $857.3 million of total liquidity, comprised of $30.0 million of cash, cash equivalents and restricted cash, plus $827.3 million of borrowing capacity available on its $1.0 billion revolving credit facility.
As of June 30, 2026, the Company’s trailing twelve month net debt to annualized adjusted EBITDAre was 5.1x. This compared to 5.2x at December 31, 2025. As of June 30, 2026, the Company’s outstanding debt had a weighted-average interest rate of 4.4% and a weighted-average maturity of 5.6 years when including all extension options, and 95.9% of the Company’s total debt was fixed-rate debt, which includes PECO’s total prorated share of debt for its joint ventures.
During the second quarter of 2026, the Company generated net proceeds of $85.3 million after commissions through the issuance of 2.0 million common shares at a gross weighted average price of $42.06 per common share through its ATM program.
Subsequent to quarter end, the Company generated net proceeds of $6.4 million after commissions through the issuance of 0.2 million common shares at a gross weighted average price of $42.20 per common share through its ATM program.

2026 Guidance
PECO updated its 2026 earnings guidance, as summarized in the table below, which is based upon the Company’s current view of existing market conditions and assumptions for the year ending December 31, 2026. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under "Forward-Looking Statements" below.

(in thousands, except per share amounts)	Q2 2026 YTD	Updated Full Year 2026 Guidance	Previous Full Year 2026 Guidance
Net income per share - diluted	$0.56	$0.95 - $0.97	$0.79 - $0.81
Nareit FFO per share - diluted	$1.34	$2.67 - $2.72	$2.66 - $2.71
Core FFO per share - diluted	$1.38	$2.73 - $2.79	$2.72 - $2.78
Same-Center NOI growth	3.7%	3.40% - 4.00%	3.00% - 4.00%
Portfolio Activity:
Acquisitions, gross(1)	$277,940	$500,000 - $600,000	$400,000 - $500,000
Other:
Interest expense, net	$59,166	$117,000 - $127,000	$117,000 - $127,000
G&A expense	$25,518	$49,000 - $53,000	$49,000 - $53,000
Non-cash revenue items(2)	$11,218	$21,000 - $23,000	$19,000 - $21,000
Adjustments for collectibility	$2,464	$4,000 - $7,000	$5,000 - $8,000
(1)Includes the prorated portion owned through the Company’s unconsolidated joint ventures.
(2)Represents straight-line rental income and net amortization of above- and below-market leases.
The Company does not provide a reconciliation for same-center NOI estimates on a forward-looking basis because it is unable to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to the Company’s results without unreasonable effort.
The following table provides a reconciliation of the range of the Company's 2026 estimated net income to estimated Nareit FFO and Core FFO:

(Unaudited)	Low End	High End
Net income per share attributable to stockholders - diluted	$0.95	$0.97
Depreciation and amortization of real estate assets	1.87	1.89
Gain on disposal of property, net	(0.19)	(0.19)
Adjustments related to unconsolidated joint ventures	0.04	0.05
Nareit FFO attributable to stockholders and OP unit holders per share - diluted	$2.67	$2.72
Depreciation and amortization of corporate assets	0.01	0.01
Loss on extinguishment or modification of debt and other, net	0.01	0.01
Transaction costs and other	0.04	0.05
Core FFO attributable to stockholders and OP unit holders per share - diluted	$2.73	$2.79

Conference Call and Webcast Details
PECO will host a conference call and webcast on Friday, July 24, 2026 at 12:00 p.m. Eastern Time to discuss second quarter 2026 results and provide further business updates. Chairman and Chief Executive Officer Jeff Edison, President Bob Myers and Chief Financial Officer John Caulfield will host the conference call and webcast. Dial-in and webcast information is below.

Second Quarter 2026 Earnings Conference Call and Webcast Details:
Date: Friday, July 24, 2026
Time: 12:00 p.m. ET
Toll-Free Dial-In Number: (800) 715-9871
International Dial-In Number: (646) 307-1963
Conference ID: 4551083
Webcast: Second Quarter 2026 Webcast Link

Replay:
An audio replay will be available approximately one hour after the conclusion of the conference call using the webcast link above. The replay will be archived on PECO’s Investor Relations website under Events & Presentations.
For more information on the Company’s financial results, please refer to the Company’s Form 10-Q for the quarter ended June 30, 2026.

Connect with PECO
For additional information, please visit https://www.phillipsedison.com/
Follow PECO on:
•X at https://x.com/PhillipsEdison
•LinkedIn at https://www.linkedin.com/company/phillipsedison&company

About Phillips Edison & Company
Phillips Edison & Company, Inc. (“PECO”) is one of the nation’s largest owners and operators of high-quality, grocery-anchored neighborhood shopping centers. Founded in 1991, PECO has generated strong results through its vertically-integrated operating platform and national footprint of well-occupied shopping centers. PECO’s centers feature a mix of national and regional retailers providing necessity-based goods and services in fundamentally strong markets throughout the United States. PECO’s top grocery anchors include Kroger, Publix, Albertsons and Ahold Delhaize. As of June 30, 2026, PECO managed 330 shopping centers, including 302 wholly-owned centers comprising 33.9 million square feet across 31 states and 28 shopping centers owned in three institutional joint ventures. PECO is focused on creating great grocery-anchored shopping experiences and improving communities, one neighborhood shopping center at a time.
PECO uses, and intends to continue to use, its Investors website, which can be found at https://investors.phillipsedison.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2026 AND DECEMBER 31, 2025
(Condensed and Unaudited)
(In thousands, except per share amounts)

	June 30, 2026	December 31, 2025
ASSETS
Investment in real estate:
Land and improvements	$1,997,878	$1,963,735
Building and improvements	4,437,900	4,305,174
In-place lease assets	549,076	538,324
Above-market lease assets	78,645	77,551
Total investment in real estate assets	7,063,499	6,884,784
Accumulated depreciation and amortization	(2,020,828)	(1,957,569)
Net investment in real estate assets	5,042,671	4,927,215
Investment in unconsolidated joint ventures	47,675	42,561
Total investment in real estate assets, net	5,090,346	4,969,776
Cash and cash equivalents	7,132	3,544
Restricted cash	22,824	39,768
Goodwill	29,066	29,066
Other assets, net	256,157	244,284
Real estate investments and other assets held for sale	39,388	—
Total assets	$5,444,913	$5,286,438

LIABILITIES AND EQUITY
Liabilities:
Debt obligations, net	$2,450,755	$2,375,328
Below-market lease liabilities, net	134,020	118,356
Accounts payable and other liabilities	155,303	180,332
Deferred income	35,585	23,044
Liabilities of real estate investments held for sale	1,095	—
Total liabilities	2,776,758	2,697,060
Equity:
Preferred stock, $0.01 par value per share, 10,000 shares authorized, zero shares issued and outstanding at June 30, 2026 and December 31, 2025	—	—
Common stock, $0.01 par value per share, 1,000,000 shares authorized, 128,425 and 125,788 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	1,284	1,258
Additional paid-in capital	3,762,738	3,664,205
Accumulated other comprehensive income	286	358
Accumulated deficit	(1,390,016)	(1,379,252)
Total stockholders’ equity	2,374,292	2,286,569
Noncontrolling interests	293,863	302,809
Total equity	2,668,155	2,589,378
Total liabilities and equity	$5,444,913	$5,286,438

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2026 AND 2025
(Condensed and Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Rental income	$184,451	$173,467	$370,732	$347,650
Fees and management income	4,054	3,316	7,499	6,099
Other property income	1,114	970	2,129	2,315
Total revenues	189,619	177,753	380,360	356,064
Operating Expenses:
Property operating	32,083	29,322	65,073	59,258
Real estate taxes	22,513	21,279	44,580	42,358
General and administrative	13,575	12,922	25,518	25,008
Depreciation and amortization	66,840	71,203	132,371	136,477
Total operating expenses	135,011	134,726	267,542	263,101
Other:
Interest expense, net	(29,394)	(27,719)	(59,166)	(53,391)
Gain (loss) on disposal of property, net	19,390	(66)	26,207	5,543
Other income (expense), net	650	(990)	(1,363)	(1,970)
Net income	45,254	14,252	78,496	43,145
Net income attributable to noncontrolling interests	(4,137)	(1,468)	(7,001)	(4,052)
Net income attributable to stockholders	$41,117	$12,784	$71,495	$39,093
Earnings per share of common stock:
Net income per share attributable to stockholders - basic	$0.33	$0.10	$0.57	$0.31
Net income per share attributable to stockholders - diluted	$0.33	$0.10	$0.56	$0.31

Discussion and Reconciliation of Non-GAAP Measures
Same-Center Net Operating Income
The Company presents Same-Center NOI as a supplemental measure of its performance. The Company defines NOI as total operating revenues, adjusted to exclude non-cash revenue items and lease buyout income, less property operating expenses and real estate taxes. For the three and six months ended June 30, 2026 and 2025, Same-Center NOI represents the NOI for the 280 properties that were wholly-owned for the entirety of both calendar year periods being compared. The Company believes Same-Center NOI provides useful information to its investors about its financial and operating performance because it provides a performance measure of the revenues and expenses directly involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income (loss). Because Same-Center NOI excludes the change in NOI from properties acquired or disposed of after December 31, 2024, it highlights operating trends such as occupancy levels, rental rates, and operating costs for the Company’s same center portfolio. Other REITs may use different methodologies for calculating Same-Center NOI, and accordingly, PECO’s Same-Center NOI may not be comparable to other REITs.
Same-Center NOI should not be viewed as an alternative measure of the Company’s financial performance as it does not reflect the operations of its entire portfolio, nor does it reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties that could materially impact its results from operations.
Nareit Funds from Operations and Core Funds from Operations
Nareit FFO is a non-GAAP financial performance measure that is widely recognized as a measure of REIT operating performance. The National Association of Real Estate Investment Trusts (“Nareit”) defines FFO as net income (loss) computed in accordance with GAAP, excluding: (i) gains (or losses) from sales of property and gains (or losses) from change in control; (ii) depreciation and amortization related to real estate; and (iii) impairment losses on real estate and impairments of in-substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect Nareit FFO on the same basis. The Company calculates Nareit FFO in a manner consistent with the Nareit definition.
Core FFO is an additional financial performance measure used by the Company as Nareit FFO includes certain non-comparable items that affect its performance over time. The Company believes that Core FFO is helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods, and that it is more reflective of its core operating performance and provides an additional measure to compare PECO’s performance across reporting periods on a consistent basis by excluding items that may cause short-term fluctuations in net income (loss). To arrive at Core FFO, the Company adjusts Nareit FFO to exclude certain recurring and non-recurring items including, but not limited to: (i) depreciation and amortization of corporate assets; (ii) changes in the fair value of the earn-out liability; (iii) adjustments related to its investments in unconsolidated joint ventures; (iv) gains or losses on the extinguishment or modification of debt and other; (v) other impairment charges; (vi) transaction and acquisition expenses; and (vii) realized performance income.
Nareit FFO and Core FFO should not be considered alternatives to net income (loss) under GAAP, as an indication of the Company’s liquidity, nor as an indication of funds available to cover its cash needs, including its ability to fund distributions. Core FFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate its business plan in the manner currently contemplated.
Accordingly, Nareit FFO and Core FFO should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. The Company’s Nareit FFO and Core FFO, as presented, may not be comparable to amounts calculated by other REITs.
Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate and Adjusted EBITDAre
Nareit defines Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (“EBITDAre”) as net income (loss) computed in accordance with GAAP before: (i) interest expense; (ii) income tax expense; (iii) depreciation and amortization; (iv) gains or losses from disposition of depreciable property; and (v) impairment write-downs of depreciable property. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDAre on the same basis.
Adjusted EBITDAre is an additional performance measure used by the Company as EBITDAre includes certain non-comparable items that affect the Company’s performance over time. To arrive at Adjusted EBITDAre, the Company excludes certain recurring and non-recurring items from EBITDAre, including, but not limited to: (i)

changes in the fair value of the earn-out liability; (ii) other impairment charges; (iii) adjustments related to its investments in unconsolidated joint ventures; (iv) transaction and acquisition expenses; and (v) realized performance income.
The Company uses EBITDAre and Adjusted EBITDAre as additional measures of operating performance which allow it to compare earnings independent of capital structure, determine debt service and fixed cost coverage, and measure enterprise value. Additionally, the Company believes they are a useful indicator of its ability to support its debt obligations. EBITDAre and Adjusted EBITDAre should not be considered as alternatives to net income (loss), as an indication of the Company’s liquidity, nor as an indication of funds available to cover its cash needs, including its ability to fund distributions. Accordingly, EBITDAre and Adjusted EBITDAre should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. The Company’s EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to amounts calculated by other REITs.

Same-Center Net Operating Income—The table below compares Same-Center NOI (dollars in thousands):

	Three Months Ended June 30,		Favorable (Unfavorable)		Six Months Ended June 30,		Favorable (Unfavorable)
	2026	2025	$ Change	% Change	2026	2025	$ Change	% Change
Revenues:
Rental income(1)	$125,739	$121,384	$4,355		$252,456	$244,460	$7,996
Tenant recovery income	39,571	38,615	956		80,634	78,485	2,149
Reserves for uncollectibility(2)	(818)	(1,275)	457		(1,704)	(2,499)	795
Other property income	642	826	(184)		1,620	2,033	(413)
Total revenues	165,134	159,550	5,584	3.5%	333,006	322,479	10,527	3.3%
Operating expenses:
Property operating expenses	23,963	23,737	(226)		50,042	49,170	(872)
Real estate taxes	20,553	19,580	(973)		40,818	39,752	(1,066)
Total operating expenses	44,516	43,317	(1,199)	(2.8)%	90,860	88,922	(1,938)	(2.2)%
Total Same-Center NOI	$120,618	$116,233	$4,385	3.8%	$242,146	$233,557	$8,589	3.7%
(1)Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income.
(2)Includes billings that will not be recognized as revenue until cash is collected or the Neighbor resumes regular payments and/or the Company deems it appropriate to resume recording revenue on an accrual basis, rather than on a cash basis.
Same-Center Net Operating Income Reconciliation—Below is a reconciliation of Net Income to NOI and Same-Center NOI (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$45,254	$14,252	$78,496	$43,145
Adjusted to exclude:
Fees and management income	(4,054)	(3,316)	(7,499)	(6,099)
Straight-line rental income(1)	(3,259)	(2,279)	(6,142)	(4,954)
Net amortization of above- and below-market leases	(2,632)	(2,128)	(5,083)	(4,072)
Lease buyout income	(84)	(179)	(1,793)	(1,918)
General and administrative expenses	13,575	12,922	25,518	25,008
Depreciation and amortization	66,840	71,203	132,371	136,477
Interest expense, net	29,394	27,719	59,166	53,391
(Gain) loss on disposal of property, net	(19,390)	66	(26,207)	(5,543)
Other (income) expense, net	(650)	990	1,363	1,970
Property operating expenses related to fees and management income	1,910	1,007	3,991	1,903
NOI for real estate investments	126,904	120,257	254,181	239,308
Less: Non-same-center NOI(2)	(6,286)	(4,024)	(12,035)	(5,751)
Total Same-Center NOI	$120,618	$116,233	$242,146	$233,557

Period-end Same-Center Leased Occupancy %			97.5%	97.6%
(1)Includes straight-line rent adjustments for Neighbors for whom revenue is being recorded on a cash basis.
(2)Includes operating revenues and expenses from non-same-center properties, which includes properties acquired or sold, and corporate activities.

Nareit FFO and Core FFO—The following table presents the Company’s calculation of Nareit FFO and Core FFO and provides additional information related to its operations (in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Calculation of Nareit FFO Attributable to Stockholders and OP Unit Holders
Net income	$45,254	$14,252	$78,496	$43,145
Adjustments:
Depreciation and amortization of real estate assets	66,471	70,806	131,653	135,703
(Gain) loss on disposal of property, net	(19,390)	66	(26,207)	(5,543)
Adjustments related to unconsolidated joint ventures	1,387	892	2,702	1,759
Nareit FFO attributable to stockholders and OP unit holders	$93,722	$86,016	$186,644	$175,064
Calculation of Core FFO Attributable to Stockholders and OP Unit Holders
Nareit FFO attributable to stockholders and OP unit holders	$93,722	$86,016	$186,644	$175,064
Adjustments:
Depreciation and amortization of corporate assets	369	397	718	774
Transaction and acquisition expenses	1,402	1,789	3,479	3,111
Loss on extinguishment or modification of debt and other, net	—	—	1,080	1
Adjustments related to unconsolidated joint ventures	(3)	7	(28)	32
Core FFO attributable to stockholders and OP unit holders	$95,490	$88,209	$191,893	$178,982

Nareit FFO/Core FFO Attributable to Stockholders and OP Unit Holders per Diluted Share
Weighted-average shares of common stock outstanding - diluted	139,193	138,910	139,133	138,929
Nareit FFO attributable to stockholders and OP unit holders per share - diluted	$0.67	$0.62	$1.34	$1.26
Core FFO attributable to stockholders and OP unit holders per share - diluted	$0.69	$0.64	$1.38	$1.29

EBITDAre and Adjusted EBITDAre—The following table presents the Company’s calculation of EBITDAre and Adjusted EBITDAre (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2026	2025	2026	2025	2025
Calculation of EBITDAre
Net income	$45,254	$14,252	$78,496	$43,145	$122,968
Adjustments:
Depreciation and amortization	66,840	71,203	132,371	136,477	266,374
Interest expense, net	29,394	27,719	59,166	53,391	110,338
(Gain) loss on disposal of property, net	(19,390)	66	(26,207)	(5,543)	(38,790)
Federal, state, and local tax expense	242	234	484	380	1,307
Adjustments related to unconsolidated joint ventures	2,150	1,366	4,198	2,644	6,200
EBITDAre	$124,490	$114,840	$248,508	$230,494	$468,397
Calculation of Adjusted EBITDAre
EBITDAre	$124,490	$114,840	$248,508	$230,494	$468,397
Adjustments:
Transaction and acquisition expenses	1,402	1,789	3,479	3,111	5,523
Adjustments related to unconsolidated joint ventures	45	7	24	32	60
Realized performance income(1)	—	—	—	—	(30)
Adjusted EBITDAre	$125,937	$116,636	$252,011	$233,637	$473,950
(1)Realized performance income includes fees received related to the achievement of certain performance targets in the Company’s Necessity Retail Partners joint venture, which was dissolved in December 2025.

Financial Leverage Ratios—The Company believes its net debt to Adjusted EBITDAre, net debt to total enterprise value, and debt covenant compliance as of June 30, 2026 allow it access to future borrowings as needed in the near term. The following table presents the Company’s calculation of net debt and total enterprise value, inclusive of its prorated portion of net debt and cash and cash equivalents owned through its unconsolidated joint ventures, as of June 30, 2026 and December 31, 2025 (in thousands):

	June 30, 2026	December 31, 2025
Net debt:
Total debt, excluding discounts, market adjustments, and deferred financing expenses	$2,538,370	$2,456,933
Less: Cash and cash equivalents	9,439	5,124
Total net debt	$2,528,931	$2,451,809

Enterprise value:
Net debt	$2,528,931	$2,451,809
Total equity market capitalization(1)(2)	5,859,597	4,926,872
Total enterprise value	$8,388,528	$7,378,681
(1)Total equity market capitalization is calculated as diluted shares multiplied by the closing market price per share, which includes 140.8 million and 138.5 million diluted shares as of June 30, 2026 and December 31, 2025, respectively, and the closing market price per share of $41.62 and $35.57 as of June 30, 2026 and December 31, 2025, respectively.
(2)Fully diluted shares include common stock and OP units.
The following table presents the Company’s calculation of net debt to Adjusted EBITDAre and net debt to total enterprise value as of June 30, 2026 and December 31, 2025 (dollars in thousands):

	June 30, 2026	December 31, 2025
Net debt to Adjusted EBITDAre - annualized:
Net debt	$2,528,931	$2,451,809
Adjusted EBITDAre - annualized(1)	492,324	473,950
Net debt to Adjusted EBITDAre - annualized	5.1x	5.2x

Net debt to total enterprise value:
Net debt	$2,528,931	$2,451,809
Total enterprise value	8,388,528	7,378,681
Net debt to total enterprise value	30.1%	33.2%
(1)Adjusted EBITDAre is based on a trailing twelve month period.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Phillips Edison & Company, Inc. (the “Company”) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” “commit,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this earnings release. Such statements include, but are not limited to: (a) statements about the Company’s plans, strategies, initiatives, and prospects; (b) statements about the Company’s underwritten incremental yields; and (c) statements about the Company’s future results of operations, capital expenditures, and liquidity. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation: (i) changes in national, regional, or local economic climates; (ii) local market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in the Company’s portfolio; (iii) vacancies, changes in market rental rates, and the need to periodically repair, renovate, and re-let space; (iv) competition from other available shopping centers and the attractiveness of properties in the Company’s portfolio to its tenants; (v) the financial stability of the Company’s tenants, including, without limitation, their ability to pay rent; (vi) the Company’s ability to pay down, refinance, restructure, or extend its indebtedness as it becomes due; (vii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (viii) potential liability for environmental matters; (ix) damage to the

Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (x) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax, and other considerations; (xi) changes in tax, real estate, environmental, and zoning laws; (xii) information technology security breaches; (xiii) the Company’s corporate responsibility initiatives; (xiv) loss of key executives; (xv) the concentration of the Company’s portfolio in a limited number of industries, geographies, or investments; (xvi) the economic, political, and social impact of, and uncertainty relating to, pandemics or other health crises; (xvii) the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (xviii) the loss or bankruptcy of the Company’s tenants; (xix) to the extent the Company is seeking to dispose of properties, the Company’s ability to do so at attractive prices or at all; and (xx) the impact of heightened geopolitical instability, international conflicts, tariffs and global trade disruptions on the Company, its tenants, and consumers, including the impact on inflation, supply chains, and consumer sentiment. Additional important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the SEC and include the risk factors and other risks and uncertainties described in the Company’s 2025 Annual Report on Form 10-K, filed with the SEC on February 10, 2026, as updated from time to time in the Company’s periodic and/or current reports filed with the SEC, which are accessible on the SEC’s website at www.sec.gov. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Investors:
Kimberly Green, Head of Investor Relations
(513) 692-3399
kgreen@phillipsedison.com

Hannah Harper, Director of Investor Relations
(513) 824-7122
hharper@phillipsedison.com